Exhibit 99.1

HARTMAN MANAGEMENT	1450 West Sam Houston Parkway North # 100 Houston, Texas 77043 713-467-2222
Press Release

Contact: David Lapin Phone: (713)586-2680	FOR IMMEDIATE RELEASE August 11, 2005

HARTMAN MANAGEMENT ADDS TO DALLAS PORTFOLIO

•
HOUSTON, TX, AUGUST 10, 2005: Hartman Commercial Properties REIT, a Houston based Commercial Property Real Estate Investment Trust announced today that it has purchased the 9101 LBJ Freeway office building (formerly known as The Interchange).

•
The property consists of a 125,874 square foot office building located just east of the new High-Five interchange at Central Expressway (US 75) and LBJ Freeway (IH-635). The building was constructed in 1985 and is currently 74% occupied. Hartman Management will manage the property for the REIT.

HARTMAN MANAGEMENT’S EXISTING DALLAS PORTFOLIO

•
This purchase becomes the 3rd significant acquisition that Hartman Management has completed in the Dallas marketplace within the past 18 months. In April 2004, Hartman R.E. Income Properties XVII, L.P. purchased the 10-story, 198,374 square foot North Central Plaza office building at the southwest corner of North Central Expressway and LBJ Freeway. On August 20, 2004 Hartman R.E. Income Properties XVIII, L.P. purchased Park Central a 128,000 square foot office building, eight-story property located in the same LBJ Freeway (I-635) and Central Expressway (I-45N) corridor.

•
Hartman Management’s Chief Investment Officer, John Crossin, said that “Before we decided to acquire Dallas real estate we examined every past, present, and future economic indicator we could find. That was two years ago. Our only regret is that we didn’t begin our Dallas acquisition program sooner. We are believers in Dallas’ future, and we intend to continue our buying program.”